EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-101708, 333-66398, 333-74595, 333-67693, 333-43203, 333-21669, 333-21671,
033-94522, 033-60562, 033-48982, and 333-127914 on Form S-8 and Registration
Statement Nos. 333-107135, 333-67942, 333-122827, and 333-127885 on Form S-3 of
our reports dated June 7, 2007, relating to the consolidated financial statements of Valence Technology, Inc. (which report expressed an unqualified opinion on the consolidated financial statements and included an explanatory paragraph concerning substantial doubt about the Company's ability to continue as a going concern on those consolidated financial statements) and of our report on internal control over financial reporting appearing in this Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2007.


                                            /s/ PMB Helin Donovan, LLP
                                            ------------------------------------

                                            Austin, Texas
                                            June 14, 2007